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                            MONOCACY BANCSHARES, INC.
                         TANEYTOWN, MARYLAND, AS BUYER;


                            U.S.B. HOLDING CO., INC.
                        ORANGEBURG, NEW YORK, AS SELLER:


                           ROYAL OAK SAVINGS BANK, FSB
                       RANDALLSTOWN, MARYLAND, AS ACQUIREE



                                 August 25, 1995

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   THE STOCK PURCHASE. . . . . . . . . . . . . . . . . . . . . . . .         1
     (a)  Assets and Liabilities Excluded. . . . . . . . . . . . . . .         2
     (b)  Purchase Price . . . . . . . . . . . . . . . . . . . . . . .         2
     (c)  Estimated Purchase Price . . . . . . . . . . . . . . . . . .         2
     (d)  Closing Adjustments and Determination
            of Final Purchase Price. . . . . . . . . . . . . . . . . .         2

2.   REPRESENTATIONS AND WARRANTIES BY BUYER . . . . . . . . . . . . .         3
     (a)  Organization, Good Standing, Authority,
            Insurance, Etc.. . . . . . . . . . . . . . . . . . . . . .         3
     (b)  Agreement, Authority, Absence of Conflicts . . . . . . . . .         4
     (c)  Sufficient Resources, Etc. . . . . . . . . . . . . . . . . .         4
     (d)  Ownership of Acquiree Stock. . . . . . . . . . . . . . . . .         4
     (e)  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . .         4
     (f)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .         5
     (g)  Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . .         5
     (h)  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .         5
     (i)  Accuracy of Representations. . . . . . . . . . . . . . . . .         5
     (j)  Compliance with Applicable Laws. . . . . . . . . . . . . . .         5

3.   REPRESENTATIONS AND WARRANTIES BY SELLER AND ACQUIREE . . . . . .         6
     (a)  Organization, Good Standing, Authority, Deposit
            Insurance, Etc.. . . . . . . . . . . . . . . . . . . . . .         6
     (b)  Capitalization, Investments. . . . . . . . . . . . . . . . .         6
     (c)  Financial Statements . . . . . . . . . . . . . . . . . . . .         6
     (d)  Absence of Certain Developments. . . . . . . . . . . . . . .         7
     (e)  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
     (f)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .         9
     (g)  Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . .         9
     (h)  Properties . . . . . . . . . . . . . . . . . . . . . . . . .         9
     (i)  Compliance with Applicable Laws. . . . . . . . . . . . . . .        10
     (j)  Contracts and Commitments, Etc.. . . . . . . . . . . . . . .        10
     (k)  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .        11
     (l)  No Guarantees. . . . . . . . . . . . . . . . . . . . . . . .        11
     (m)  Examination Reports. . . . . . . . . . . . . . . . . . . . .        11
     (n)  Agreement, Authority, Absence of Conflicts . . . . . . . . .        11
     (o)  Reporting. . . . . . . . . . . . . . . . . . . . . . . . . .        12
     (p)  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . .        12
     (q)  Employee Benefit Plans . . . . . . . . . . . . . . . . . . .        12
     (r)  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . .        12
     (s)  Environmental Matters. . . . . . . . . . . . . . . . . . . .        12
     (t)  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .        14
     (u)  Undisclosed Liabilities. . . . . . . . . . . . . . . . . . .        14
     (v)  Financial Institutions Bond. . . . . . . . . . . . . . . . .        14
     (w)  Not Used . . . . . . . . . . . . . . . . . . . . . . . . . .        14
     (x)  Assumability of Leases and Contracts . . . . . . . . . . . .        14
     (y)  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
     (z)  Not Used . . . . . . . . . . . . . . . . . . . . . . . . . .        15
     (aa) Trademarks, Trade Names. . . . . . . . . . . . . . . . . . .        15


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     (bb) Accuracy of Representations. . . . . . . . . . . . . . . . .        15
     (cc) Materiality. . . . . . . . . . . . . . . . . . . . . . . . .        15
     (dd) Absence of Questionable Payments . . . . . . . . . . . . . .        15
     (ee) Powers of Attorney, Guarantees . . . . . . . . . . . . . . .        16
     (ff) Mortgage Servicing Agreements. . . . . . . . . . . . . . . .        16

4.   ACCESS TO AND INFORMATION CONCERNING PROPERTIES, RECORDS, ETC.. .        16
     (a)  Bank Premises. . . . . . . . . . . . . . . . . . . . . . . .        17

5.   AFFIRMATIVE COVENANTS OF BUYER. . . . . . . . . . . . . . . . . .        17
     (a)  Conduct of Business. . . . . . . . . . . . . . . . . . . . .        17
     (b)  Preservation of Business . . . . . . . . . . . . . . . . . .        18
     (c)  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .        18
     (d)  Laws, Rules, Etc.. . . . . . . . . . . . . . . . . . . . . .        18
     (e)  Best Efforts . . . . . . . . . . . . . . . . . . . . . . . .        18
     (f)  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .        18
     (g)  Randallstown Property. . . . . . . . . . . . . . . . . . . .        18

6.   AFFIRMATIVE COVENANTS OF ACQUIREE . . . . . . . . . . . . . . . .        19
     (a)  Conduct of Business. . . . . . . . . . . . . . . . . . . . .        19
     (b)  Preservation of Business . . . . . . . . . . . . . . . . . .        19
     (c)  Properties . . . . . . . . . . . . . . . . . . . . . . . . .        19
     (d)  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .        20
     (e)  Contracts, Etc.. . . . . . . . . . . . . . . . . . . . . . .        20
     (f)  Financial Statements . . . . . . . . . . . . . . . . . . . .        20
     (g)  Laws, Rules, Etc.. . . . . . . . . . . . . . . . . . . . . .        21
     (h)  Corporate Existence. . . . . . . . . . . . . . . . . . . . .        21
     (i)  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .        21
     (j)  Best Efforts . . . . . . . . . . . . . . . . . . . . . . . .        21
     (k)  Cooperate in Transferring Deposit Accounts to Buyer. . . . .        22

7.   NEGATIVE COVENANTS OF SELLER AND ACQUIREE . . . . . . . . . . . .        22

8.   CONDITIONS TO THE OBLIGATIONS OF BUYER, SELLER AND ACQUIREE . . .        25
     (a)  Approval of Regulatory Agencies. . . . . . . . . . . . . . .        25
     (b)  Suits, Actions . . . . . . . . . . . . . . . . . . . . . . .        25
     (c)  Statutes, Orders . . . . . . . . . . . . . . . . . . . . . .        25

9.   CONDITIONS TO THE OBLIGATIONS OF BUYER. . . . . . . . . . . . . .        25
     (a)  Representations, Warranties and Covenant . . . . . . . . . .        26
     (b)  Opinion of Special Counsel . . . . . . . . . . . . . . . . .        26
     (c)  Suit, Action, Etc. . . . . . . . . . . . . . . . . . . . . .        29
     (d)  Closing Documents. . . . . . . . . . . . . . . . . . . . . .        29

10.  CONDITIONS TO THE OBLIGATIONS OF SELLER AND ACQUIREE. . . . . . .        29
     (a)  Representations and Warranties . . . . . . . . . . . . . . .        29
     (b)  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . .        30
     (c)  Suit, Action, Etc. . . . . . . . . . . . . . . . . . . . . .        32
     (d)  Deposit into Payment Fund. . . . . . . . . . . . . . . . . .        32
     (e)  Closing Documents. . . . . . . . . . . . . . . . . . . . . .        32


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11.  CERTAIN TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . .        32
     (a)  Internal Revenue Code Section 338(h)(10) Election. . . . . .        32
     (b)  Allocation of Purchase Price . . . . . . . . . . . . . . . .        33
     (c)  Returns, Indemnification and Liability for Taxes.. . . . . .        34

12.  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . .       34

13.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35

14.  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . .       36

15.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.. . . . . . . . .        36

16.  CERTAIN POST-MERGER AGREEMENTS. . . . . . . . . . . . . . . . . .        36
     (a)  Employees. . . . . . . . . . . . . . . . . . . . . . . . . .        37
     (b)  Indemnification of Buyer . . . . . . . . . . . . . . . . . .        37
     (c)  Indemnification of Seller. . . . . . . . . . . . . . . . . .        38
     (d)  FDIC Insurance Premium Adjustment Retroactively. . . . . . .        38

17.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .        38

18.  PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39

19.  AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . . . .        39

20.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . .        39

21.  COMMUNICATIONS. . . . . . . . . . . . . . . . . . . . . . . . . .        39

22.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . .        40

23.  HEADINGS, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . .        40

24.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .        40

25.  NO THIRD PARTY BENEFICIARY. . . . . . . . . . . . . . . . . . . .        40

26.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .        40

27.  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . .        40


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                            STOCK PURCHASE AGREEMENT


   THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 25th day of August, 1995, by and among MONOCACY BANCSHARES, INC., a Maryland corporation and bank holding company having its principal office in Taneytown, Maryland ("Buyer"), U.S.B. HOLDING CO., INC., a Delaware corporation and savings and loan holding company having its principal office in Orangeburg, New York ("Seller") and ROYAL OAK SAVINGS BANK, FSB, a federal savings bank having its principal office in Randallstown, Maryland ("Acquiree").

                              W I T N E S S E T H:

   WHEREAS, the respective Boards of Directors of Buyer, Seller and Acquiree have approved and deem it advisable and in the best interests of their respective companies to consummate the transactions provided in this Agreement;

   WHEREAS, Buyer desires to purchase and Seller desires to sell 1,000 shares of common stock $10.00 par value per share of the Acquiree (the "Acquiree Stock") comprising all of Acquiree's capital stock issued and outstanding (the acquisition of the Acquiree Stock is referred to herein as the "Stock Purchase");

   WHEREAS, Buyer may reorganize its corporate structure after the Stock Purchase in such a way that the Acquiree will continue to be operated as a separate subsidiary, will be merged with and into a subsidiary of Buyer or will be liquidated, but for which the Buyer has not yet decided which form of reorganization that it will effect;

   NOW THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


     1. THE STOCK PURCHASE. Upon the terms and subject to the conditions set forth herein, the Stock Purchase is to be accomplished at a closing (the "Closing") on the effective date (the "Effective Date"), by means of the delivery of funds by Buyer against delivery by Seller of the certificates representing the Acquiree Stock and all rights of ownership of the Acquiree Stock shall pass from Seller to Buyer, resulting in all outstanding shares of Acquiree being owned by Buyer at and after the Effective Date. The parties shall cooperate fully, and shall cause each of their affiliates to cooperate fully, in the preparation and submission by them, as promptly as reasonably practicable, of such notices, applications, petitions, and other documents and materials as any of them may reasonably deem necessary (or desirable) to the Board of Governors of the Federal Reserve System (the "Federal

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Reserve"), the Maryland state bank regulatory authorities, the Federal Deposit
Insurance Corporation ("FDIC"), the Office of Thrift Supervision (the "OTS"), other regulatory authorities, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. Prior to the making of any such filings with any regulatory authority or any third person (such as mailings to shareholders or press releases), the parties shall submit to each other the materials to be filed, mailed or released. Any such materials must be acceptable to the parties (such acceptance not to be unreasonably withheld) with indications of acceptance required prior to use, except to the extent that any party is legally required to proceed (although still provide notice) prior to obtaining the acceptances of the other parties.

          (a) ASSETS AND LIABILITIES EXCLUDED. Prior to the Effective Date, Acquiree shall transfer to Seller or such other entity as it deems appropriate, or otherwise remove from its books, those assets and liabilities described and quantified on Schedule 1(a) and updated as to dollar amounts on an addendum to Schedule 1(a) prepared immediately prior to the Effective Date (the "Excluded Assets and Liabilities"). The Excluded Assets and Liabilities shall pass to the Seller and Buyer shall assume no rights or obligations directly or indirectly associated with or in any way related to the Excluded Assets and Liabilities.

          (b) PURCHASE PRICE. The purchase price for the Stock Purchase shall be determined as set forth on Schedule 1(b); provided, however, that such purchase price shall be adjusted in accordance with the provisions of Sections 1(c) and 1(d), hereof.

          (c) ESTIMATED PURCHASE PRICE. At least five (5) days prior to the Effective Date, Seller and Acquiree shall deliver to Buyer Schedule 1(b) based upon information as of the most recent practicable date (the "Estimated Purchase Price") together with details reconciling such amounts with the corresponding amounts previously calculated as of the date hereof in accordance with paragraph 1(b). The Estimated Purchase Price shall be paid by Buyer at Closing with the understanding that such Estimated Purchase Price shall be further adjusted in accordance with paragraph l(d), hereof and Buyer shall receive a refund, or pay for any shortfall, resulting from such adjustment.

          (d) CLOSING ADJUSTMENTS AND DETERMINATION OF FINAL PURCHASE PRICE. As soon as reasonably practicable following the Effective Date and in no event more than ten (10) days thereafter, Seller shall prepare and deliver to Buyer an unaudited final computation of the purchase price (the "Final Purchase Price") measured as of the Effective Date, with the individual amounts purporting to represent unaudited,

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     unadjusted book values presented thereon having been determined in accordance with generally accepted accounting principles consistent with Acquiree's past practices, together with adjustments to reconcile such amounts to those previously presented on the schedule detailing the Estimated Purchase Price. The parties shall cooperate in the preparation of such final schedule and adjustments. Buyer shall provide Seller and its designees with full access to the books, records, personnel and representatives of Buyer and such information as Seller may reasonably request in connection with the preparation of such schedule and adjustments. The Parties shall cooperate in resolving any disputed amounts set forth on the schedule and shall commence good faith negotiations with a view toward promptly resolving any disagreement that arises. If Buyer and Seller are unable to resolve their differences within 30 days following the preparation of the Final Purchase Price and related adjustments, such disagreement shall be referred to a firm of independent accountants mutually agreed upon by Seller and Buyer for resolution of such disagreement in accordance with the provisions of this Agreement. If Buyer and Seller do not promptly agree on the selection of an independent accounting firm, the respective independent public accountants of Buyer and Seller shall select such firm. Buyer and Seller shall use their best efforts to cause any independent accounting firm selected to render its determination as soon as practicable after referral of the disagreement to such firm, and each shall cooperate with such firm and provide such firm with access to the books, records, personnel and representatives as such firm may require in order to render its determination. All of the fees and expenses of such independent accounting firm shall be paid one half by Buyer and one half by Seller. The determinations of the parties or, if required, the independent accounting firm with respect to any disagreement, shall be final and binding upon the parties and the resulting amounts shall be used to calculate any excess or deficiency. Seller shall promptly remit to or collect from Buyer such excess or deficiency, as appropriate.


     2. REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer represents and warrants to Acquiree and Seller as follows:

          (a) ORGANIZATION, GOOD STANDING, AUTHORITY, INSURANCE, ETC. Buyer is a Maryland corporation organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has all requisite corporate power and authority to conduct its business as it is now conducted, to own and operate its properties and assets and to lease properties used in its business. Buyer has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining any required regulatory approvals, to perform

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     and carry out the provisions of and all its obligations under this
     Agreement.

          (b) AGREEMENT, AUTHORITY, ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly and validly authorized by the Board of Directors of Buyer. No other corporate action on the part of Buyer is necessary for Buyer to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller and Acquiree, constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, will not constitute a violation or breach or a default under the Articles of Incorporation or Bylaws of Buyer, any statute, rule, regulation, order, writ, injunction, decree, or directive applicable to Buyer, or any agreement, indenture or other instrument to which Buyer is a party.

          (c) SUFFICIENT RESOURCES, ETC. Buyer has and will have available at the Effective Date available financial resources to enable it to lawfully satisfy its obligations pursuant to this Agreement without the need to borrow funds or to raise additional equity capital, unless otherwise mandated by a regulatory authority after the date hereof. Prior to the Effective Date, Buyer has and will have sufficient management and financial resources to process the required regulatory and other applications to consummate the transactions contemplated by this Agreement. On the date of this Agreement, there is no pending or, to the knowledge of Buyer, threatened legal or governmental proceeding against Buyer or any subsidiary or affiliate thereof, and Buyer is unaware of any fact or circumstance which would affect Buyer's ability to obtain any of the required regulatory approvals or satisfy any other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement.

          (d) OWNERSHIP OF ACQUIREE STOCK. As of the date hereof, neither Buyer nor its subsidiaries directly or indirectly own, or have any rights to acquire, any shares of Acquiree Stock, other than pursuant to this Agreement.

          (e) FULL DISCLOSURE. None of the information with respect to Buyer or Buyer's subsidiaries which has been furnished to Seller or Acquiree or included in any application to, or filing with, any regulatory authority made in connection with the transactions contemplated

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     hereby will, at the respective time it is furnished or filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

          (f) LITIGATION. There is no material action, suit, claim, counterclaim, or other litigation or proceeding or to the best knowledge of Buyer, any investigation pending or known by the executive officers of Buyer to be threatened, against Buyer before any court or governmental or administrative agency, domestic or foreign, that could materially and adversely affect the Buyer's ability to complete the Stock Purchase or the transactions contemplated by this Agreement. There is no outstanding order, writ, injunction, judgment, decree, directive, consent agreement or memorandum of understanding involving Buyer and any federal regulatory agency, state or local or governmental authority or arbitration tribunal that could materially and adversely affect Buyer's ability to complete the Stock Purchase or the transactions contemplated by this Agreement. Buyer is unaware of any fact or condition presently existing that might give rise to any litigation, investigation, or proceeding which, if determined adversely to Buyer, would materially and adversely affect Buyer's ability to complete the Stock Purchase or the transactions contemplated by this Agreement.

          (g) BROKERAGE. There is no claim for brokerage commission, finders fee or similar compensation arising out of or due to any act of Buyer in connection with the transactions contemplated by this Agreement or based on any agreement or arrangement made by or on behalf of Buyer.

          (h) PROCEEDINGS. As of the date of this Agreement there is no pending or, to the best knowledge of Buyer, threatened, legal or governmental proceeding against Buyer and Buyer is unaware of any fact or circumstance which could adversely affect Buyer's ability to obtain any required regulatory approvals applicable to it or satisfy any of the other conditions required to be satisfied by it in order to consummate the transactions contemplated by this Agreement.

          (i) ACCURACY OF REPRESENTATIONS. Until Closing, Buyer will promptly notify Seller and Acquiree if any of the representations contained in this
     Section 2 ceases to be true and correct subsequent to the date hereof.

          (j) COMPLIANCE WITH APPLICABLE LAWS. Buyer is in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgements, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses and other governmental authorizations or approvals applicable to Buyer,

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     which are necessary to complete the Stock Purchase or the transactions contemplated by this Agreement.


     3. REPRESENTATIONS AND WARRANTIES BY SELLER AND ACQUIREE. Seller and Acquiree represent and warrant to Buyer as follows:

          (a) ORGANIZATION, GOOD STANDING, AUTHORITY, DEPOSIT INSURANCE, ETC. Seller is a savings and loan holding company organized, validly existing and in good standing under the laws of the state of Delaware. Acquiree is a wholly-owned subsidiary of Seller and is a federal savings bank organized and validly subsisting and, to the knowledge of Acquiree, is in good standing under federal law. Acquiree has no subsidiary. Acquiree has all requisite corporate power and authority to conduct its business as it is now conducted, to own and operate its properties and assets and to lease properties used in its business. Acquiree has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining any required regulatory and shareholder approvals, to perform and carry out the provisions of and all of its respective obligations under this Agreement. The customer deposits held by Acquiree are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC in accordance with the Federal Deposit Insurance Act. Acquiree has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

          (b) CAPITALIZATION, INVESTMENTS. As of the date hereof, the authorized capital stock of Acquiree consists solely of the Acquiree Stock which shares are validly issued and outstanding, fully paid and non-assessable. There are no authorized, issued or outstanding options, convertible securities, warrants or other rights to purchase or acquire any Acquiree Stock and there is no commitment of Seller or Acquiree to issue same and, other than by operation of law, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which Seller or Acquiree is a party, which relate to the transfer or restrict the transfer of any shares of Acquiree Stock. To the knowledge of Seller and Acquiree, there are no shareholder agreements, understandings or commitments relating to the right of Acquiree to vote or dispose of Acquiree Stock. No share of Acquiree Stock has been issued in violation of the preemptive rights of any person.

          (c) FINANCIAL STATEMENTS. Seller has furnished Buyer with unaudited statements of financial condition, operations and various supporting financial schedules as of, and for the periods ending on, each of the last two

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     fiscal quarters, all as included in the Thrift Financial Reports ("TFR's")
     provided to the OTS. Seller and Acquiree have also provided Buyer with all management letters from Seller's independent certified public accountants since January 1, 1992, to the extent such letters or portions thereof related to Acquiree. For purposes of this Agreement, the "Acquiree Statement" shall mean the unaudited statements of financial condition for Acquiree as of June 30, 1995 as included in the TFR's (but excluding the amounts associated with Excluded Assets and Liabilities). The above unaudited statements of financial condition and operations (excluding the amounts associated with Excluded Assets and Liabilities) present fairly the financial condition and results of operations of Acquiree at the dates thereof, in accordance with the instructions for preparing TFR's and, where applicable, with generally accepted accounting principles consistently applied. Except as and to the extent reflected or reserved against in the Acquiree Statement, or as otherwise disclosed pursuant to this Agreement Acquiree had, at the date thereof, no material liabilities or obligations, or any other liabilities or obligations which in the aggregate would be material, secured or unsecured (whether accrued, absolute, contingent or otherwise), which should be reflected in the Acquiree Statement in accordance with the instructions for preparing TFR's and, where applicable, with generally accepted accounting principles consistently applied. The books and records of Acquiree are maintained in accordance with generally accepted accounting principles consistently applied.

          (d) ABSENCE OF CERTAIN DEVELOPMENTS. Since June 30, 1995, except as set forth on Schedule 3(d) hereto, and as contemplated by Section l(a) or any other provision hereof, there has been (i) no material adverse change in the financial condition, business or results of operations of Acquiree excluding changes resulting from or attributable to (a) any changes since such date in any federal or state law, rule or regulation or in generally accepted accounting principles that affect savings institutions or their holding companies generally, or (b) reasonable expenses incurred since such date in connection with the transactions contemplated by this Agreement,
     (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to the stock of Acquiree other than cash dividends, the timing and amounts of which are consistent with those declared and paid in the prior fiscal year; (iii) no material loss, destruction, or damage to the properties of Acquiree which loss, destruction, or damage is not adequately covered by insurance; (iv) no agreement, contract or commitment entered into or agreed to be entered into except for those in the ordinary course of business and except for this Agreement; (v) no amendment or termination of any material contract, lease, license, or other agreement to which Acquiree is a party except in the ordinary course of business; and (vi) no change in any of the accounting methods or practices or revaluation of any of the assets of Acquiree, except as required by changes in generally accepted accounting principles, or applicable laws, rules or regulations. Since such date, Acquiree has conducted its business only in the ordinary course.

          (e) TAXES. As of the date of this Agreement Acquiree is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth on Schedule 3(e) hereto, (i) Acquiree has filed all tax returns (as described below) that it is required to file and all taxes (as described below) of Acquiree to be due from Acquiree have been duly paid, other than taxes or charges which are not as yet due, delinquent or have not been finally determined, and no extensions for the time of payment have been requested; (ii) no additional assessments of tax have been proposed, are pending or, to the best knowledge of Acquiree, threatened by any governmental authority; and (iii) no waivers of statutes of limitation concerning taxes associated with the Acquiree are in effect as of the date hereof. Except as set forth on Schedule 3(e), Acquiree has properly made all accruals and reserves for tax liabilities for the payment of any of Acquiree's respective federal, state, county, municipal, local and foreign tax liabilities, including interest and penalties, whether proposed, pending, threatened or disputed, for any period ended on or prior to the date hereof and for which Acquiree may, at said date, have been liable, except as a result of the transactions contemplated by this Agreement. Internal Revenue Service audits of Acquiree have never been conducted. Copies of all returns (or portions thereof relating to Acquiree) filed as well as all related material correspondence and documents concerning federal, state, county, municipal or local income, capital stock, franchise, or other similar taxes in respect of the two most recently completed tax years have been made available to Buyer. Except as set forth on Schedule 3(e), Acquiree has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax.

          The Internal Revenue Service has not, to the knowledge of Acquiree, commenced, or given notice of its intention to commence, any examination or audit of the federal income tax returns of Acquiree for any year subsequent to the year ended December 31, 1991.

          (f) LITIGATION. Except as set forth on Schedule 3(f) hereto, no material action, suit, claim, counterclaim or other litigation or proceeding, or to the best knowledge of Acquiree investigation, is pending, or is known by the executive officers of Acquiree to be threatened, against Acquiree before any court or governmental or administrative agency, domestic or foreign. There are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements or memoranda of understanding involving Acquiree and any federal regulatory agency, state or local court or governmental authority or arbitration tribunal that could materially and adversely affect the condition, financial or otherwise, assets, liabilities, business, operations or future prospects of Acquiree or that in any manner restrict the right of Acquiree to conduct its business as presently conducted. Acquiree is unaware of any fact or condition presently existing that might give rise to any litigation, investigation, or proceeding which, if determined adversely to Acquiree would materially and adversely affect the condition, financial or otherwise, of the assets, liabilities, business operations or future prospects of Acquiree.

          (g) BROKERAGE. Except as set forth on Schedule 3(g) hereto, there are no claims for brokerage commissions, finder's fees or similar compensation arising out of or due to any act of Acquiree in connection with the transactions contemplated by this Agreement or based on any agreement or arrangement made by or on behalf of Acquiree.

          (h) PROPERTIES. Except as set forth on Schedule 3(h) hereto, Acquiree has good and marketable title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real or personal property which is being retained by Acquiree pursuant to the terms of the Agreement, except for (i) liens for current taxes not yet due; (ii) such imperfections of title, encumbrances and easements, if any, as are not individually or in the aggregate substantial or material in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of such properties; and (iii) dispositions of such property or assets in the ordinary course of business. The structure and other improvements to real estate, furniture, fixtures and equipment which is being retained by Acquiree pursuant to the terms of the Agreement, are in good operating condition and repair (ordinary wear and tear excepted) and comply in all material respects with all applicable laws, ordinances and regulations, including, without limitation, all building codes, zoning ordinances and other similar laws. Except as set forth on Schedule 3(h), Acquiree owns or has the right to use all real and personal property which is being retained by Acquiree pursuant to the terms of the Agreement. Except as set forth on Schedule 3(h), each lease pursuant to which Acquiree as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of Acquiree taken as a whole. Except as set forth on Schedule 3(h), each of such leases is assumable by Buyer or its assigns in accordance with the transactions contemplated by this Agreement and without payment of any penalty or special assessment.

          (i) COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed on Schedule 3(i) hereto, Acquiree is in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Acquiree's depository or other liabilities, and all permits, concessions, grants, franchises, licenses, certificates of authority, and other governmental authorizations and approvals necessary for the conduct of the business of Acquiree as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of Acquiree threatened, which may result in the revocation, cancellation, suspension or material adverse modification of any such permits, concessions, grants, franchises, licenses, and other governmental authorizations and approvals, and all filings, applications and registrations have been made with federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted.

          (j) CONTRACTS AND COMMITMENTS. ETC. Each written or oral contract (other than loans to or contracts with customers reasonably incurred by Acquiree in the ordinary course of business) which involves aggregate payments or receipts in excess of $10,000 per year to which Acquiree is a party, or by which Acquiree is bound, including without limitation every employment benefit plan, agreement, lease, license and other commitment to which Acquiree is a party or by which Acquiree or its properties may be bound ("Material Contracts"), is identified in Schedule 3(j) hereto. Except as disclosed on Schedule 3(j), all such Material Contracts are valid and in full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and no event has occurred which, with the lapse of time or notice by a third party or both could result in a default by-Acquiree under such Material Contract, Charter or Bylaws of Acquiree.
     Schedule 3(j) identifies each such Material Contract that requires the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

          (k) INSURANCE. Set forth on Schedule 3(k) is a listing of all insurance policies owned by Acquiree. Such policies are in effect and full force pursuant to their terms. No notices of cancellation have been received in connection therewith.

          (l) NO GUARANTEES. Except as disclosed in Schedule 3(l) hereto, Acquiree is not obligated as guarantor, co-signer or surety (or otherwise in a secondary liability capacity) for any obligation of any kind of any other person or entity.

          (m) EXAMINATION REPORTS. Neither Seller nor Acquiree is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of savings and loan associations or savings and loan holding companies or engaged in the insurance of savings and loan deposits (collectively "Thrift Regulators" and individually "Thrift Regulator"), nor has it been advised by any Thrift Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (n) AGREEMENT, AUTHORITY, ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement have been duly and validly authorized by the Boards of Directors of Seller and Acquiree, as the case may be, and do not and, subject to obtaining all required authorizations and approvals, will not violate (i) any of the provisions of, or constitute a default under or give any person or party the right to accelerate payment or performance under any Material Contract; (ii) the Charter or Bylaws of Seller or Acquiree; or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or Acquiree. This Agreement has been duly executed and delivered by Seller and Acquiree and constitutes, assuming the due authorization, execution and delivery thereof by Buyer, a valid and binding obligation of Seller and Acquiree, respectively, enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditor's rights generally or by general principles of equity (whether applied in a proceeding in equity or at law).

          (o) REPORTING. Acquiree has timely filed all reports required to be filed by it pursuant to rules and regulations of federal bank regulatory authorities and all such reports when filed were complete and correct in all material respects.

          (p) FULL DISCLOSURE. None of the information with respect to Acquiree which has been furnished to Buyer or included in any application to, or filing with, any regulatory agency made in connection with the transactions contemplated hereby will, at the respective time it is furnished, distributed, mailed or filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

          (q) EMPLOYEE BENEFIT PLANS. All employee fringe or other benefits applicable to Acquiree's employees are listed and described on Schedule 3(q).

          (r) LABOR MATTERS. Acquiree is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Acquiree the subject of a proceeding asserting that Acquiree has committed an unfair labor practice or seeking to compel Acquiree to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Acquiree pending, or, to the best knowledge of Acquiree, threatened, that might materially or adversely affect the condition, financial or otherwise, assets, liabilities, business or operations of Acquiree. Except as set forth on Schedule 3(r) hereto, Acquiree is not subject to or a party in any complaint or action before any state human relations commission, Equal Employment Opportunity Commission or the Department of Labor.

          (s) ENVIRONMENTAL MATTERS. For purposes of this paragraph (s), the following terms shall have the indicated meaning:

               "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation or code, license, permit, authorization, approval relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, ET SEQ.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, ET SEQ.,; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, ET SEQ.; the Emergency Planning and Community Right to Know Act, 42 U.S.C.
          Section 11001, ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET SEQ.; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

               "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

          Except as set forth on Schedule 3(s) (i) Acquiree has not received notice of any violation of, or claim, citation, assessment, proposed assessment or demand for abatement in connection with any Environmental Laws, or generated, stored, or disposed of any Hazardous Substance, and to the actual knowledge of Acquiree is not subject to any claim or lien under any Environmental Laws; and (ii) no real estate to be retained by Acquiree pursuant to the terms of the Agreement, whether owned, operated or leased by Acquiree, has been designated to Acquiree as requiring any environmental cleanup or response action to comply with Environmental Laws, or to the actual knowledge of Acquiree, has been the site of release of any Hazardous Substance.

          (t) PROCEEDINGS. As of the date of this Agreement, there is no pending or, to the best knowledge of Acquiree, threatened, legal or governmental proceeding against Acquiree and Acquiree and Seller are unaware of any fact or circumstance which would adversely affect Seller's or Acquiree's, ability to obtain any required regulatory approvals applicable to them or satisfy any of the other conditions required to be satisfied by them in order to consummate the transactions contemplated by this Agreement.

          (u) UNDISCLOSED LIABILITIES. Acquiree has incurred no liabilities or obligations (whether absolute, contingent or otherwise) of any nature not recorded or otherwise disclosed, except liabilities or obligations incurred in the ordinary course of business or which would not have a material adverse effect on the financial condition, business, prospects or operating results of Acquiree taken as a whole.

          (v) FINANCIAL INSTITUTIONS BOND. Since January 1, 1994, Acquiree has continuously maintained in full force and effect a financial institutions bond with coverage equal to or greater than that provided for on a "Form 24" insuring against acts of dishonesty by each of its employees. Except as disclosed on Schedule 3(v) hereto, no claim has been made under any such bond, and Seller and Acquiree are unaware of any fact or condition presently existing which might form the basis of a claim under any such bond. Seller and Acquiree have no reason to believe that Acquiree's present financial institutions bond will not be renewed by its carrier on substantially the same basis and terms as those now in effect.

          (w)  (NOT USED.)

          (x) ASSUMABILITY OF LEASES AND CONTRACTS.  Except as disclosed on
     Schedule 3(x) hereto, all Material Contracts are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by Acquiree to such person or entity or change or modify the provisions or terms of such contract by reason of this Agreement or the transactions contemplated hereby.

          (y) LOANS. Except as disclosed on Schedule 3(y) hereto, each loan to be retained by the Acquiree pursuant to the terms of the Agreement is, to Acquiree's knowledge, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans, and the collateral and other security therefor, and the documentation for the same, meets the requirements, rules, regulations or directives of the OTS, FDIC, or other applicable governmental authorities.

          (z)  (NOT USED.)

          (aa) TRADEMARKS, TRADE NAMES. Set forth in Schedule 3(aa) hereto is an accurate and complete list and brief description of all trademarks, either registered or common, trade names and copyrights and all applications and licenses therefor owned by Acquiree or in which it has an interest. Acquiree owns, or has the right to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Schedule 3(aa), no claims are pending for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same nor is there any valid basis for any such claim, challenge or question, and, to the best knowledge of Acquiree, the use of such trademarks, trade names and copyrights by Acquiree does not infringe on the rights of any person.

          (bb) ACCURACY OF REPRESENTATIONS. Until Closing, Acquiree will promptly notify Buyer if any of the representations contained in this
     Section 3 ceases to be true and correct subsequent to the date hereof.

          (cc) MATERIALITY. For purposes of this Section 3, unless otherwise defined, the term "material" or "materially" refers to amounts in excess of $200,000.

          (dd) ABSENCE OF QUESTIONABLE PAYMENTS. From and after July 1, 1991, Acquiree has not, nor, to the best knowledge of Seller and Acquiree, has any director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, Acquiree (i) used any Acquiree corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any Acquiree corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Acquiree.

          (ee) POWERS OF ATTORNEY, GUARANTEES. Except as set forth on Schedule 3(ee), Acquiree has no power of attorney outstanding, or any obligation or liability, either actual, accruing or contingent, as guarantor, surety, cosigner, endorser, comaker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed on Schedule 3(ee).

          (ff) MORTGAGE SERVICING AGREEMENTS. Acquiree has previously provided Buyer true and complete copies of all mortgage servicing agreements to which Acquiree is a party as of the date hereof (the "Mortgage Servicing Agreements") and shall, by separate instrument, executed within ten (10) days hereof enter into a servicing agreement pursuant to which Buyer will service loans for Seller. Except as set forth in Schedule 3(ff), the Mortgage Servicing Agreements set forth all applicable terms and conditions and have not been modified in any material respect. Each Mortgage Servicing Agreement is a valid and binding obligation of Acquiree and to Acquiree's knowledge of all of the other parties thereto and is in full force and effect, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Schedule 3(ff), there is no default or claim of default by any party under any such Mortgage Servicing Agreement, and except for the consummation of the transactions contemplated by this Agreement, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any party under any such Mortgage Servicing Agreement or would result in any such Mortgage Servicing Agreement being terminable by any party thereto. As of the date of this Agreement, there is no pending or, to the best knowledge of Acquiree, threatened cancellation of any Mortgage Servicing Agreement. Except as set forth in Schedule 3(ff), no material sanctions or penalties have been imposed upon Acquiree under any Mortgage Servicing Agreement or under any applicable regulation relating thereto.


     4. ACCESS TO AND INFORMATION CONCERNING PROPERTIES, RECORDS, ETC. Seller and Acquiree shall, to the extent permitted by law, give to Buyer, its counsel, accountants, financial advisors and other representatives full access, at reasonable times and upon reasonable notice (so as not to interfere unreasonably with the ordinary course and conduct of business of Acquiree) throughout the period prior to the Closing, access to all of Acquiree's properties, books, contracts, commitments and records, including, but not limited to, minute books, Charter and Bylaws, and shall furnish to Buyer during such period all such information concerning Acquiree and its affairs as Buyer may reasonably request. In addition, Acquiree shall make its officers available at reasonable times and upon reasonable notice to discuss with Buyer's designated representatives the substance of all documents, financial statements and other information provided by Acquiree, and other matters as Buyer shall reasonably deem pertinent to the transactions contemplated by this Agreement. All information disclosed by any party hereto or by any affiliate of a party hereto pursuant to this Section 4 shall be subject to Section 14 hereof (regarding confidential treatment of confidential or non-public information).

          (a) BANK PREMISES. Buyer shall be entitled to possession of the branch facilities acquired in connection with this Agreement upon and after the Effective Date. Seller shall coordinate with Buyer to have Acquiree's signs, logos and related equipment removed from such branch premises as soon as possible following the Effective Date at Seller's expense. Within one (1) business day following the Effective Date, Seller shall remove all of Acquiree's personal property not being transferred hereunder, including, but not limited to, stationery, forms, labels, shipping material, brochures and advertising material. Seller shall provide Buyer with reasonable access to such premises at Buyer's request prior to the Closing to facilitate Buyer's occupation of such premises and the smooth transition of the transfer.


     5. AFFIRMATIVE COVENANTS OF BUYER. Buyer covenants and agrees that, throughout the period commencing on the date hereof and ending on the date of Closing, except for specific proposed actions or inaction as shall be consented to in writing by Acquiree, Buyer will for its own part:

          (a) CONDUCT OF BUSINESS. Conduct its business and that of its subsidiaries in a manner that will not adversely affect Buyer's ability to obtain all necessary regulatory approvals for the transactions contemplated hereby or Buyer's ability to perform its obligations under this Agreement and conduct its and its subsidiaries businesses in the ordinary course; provided that Buyer may undertake activities which are not in the ordinary course on the condition that such activities will not result in a material adverse change in the financial condition of Buyer and its subsidiaries taken as a whole or impair Buyer's ability to consummate the transaction contemplated by this Agreement;

          (b) PRESERVATION OF BUSINESS. Use its best efforts to maintain and preserve its and its subsidiaries businesses;

          (c) INSURANCE. Maintain in full force and effect insurance customary with industry practices for the businesses conducted by Buyer and its subsidiaries;

          (d) LAWS, RULES, ETC. Comply with and perform in all material respects all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not materially adverse to the financial condition of Buyer and its subsidiaries or which would not materially impair the ability of Buyer to consummate the transactions contemplated hereby;

          (e) BEST EFFORTS. Use its best efforts to assure, to the extent reasonably within its control, as soon as it is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated hereunder and the transactions contemplated by this Agreement including without limiting the generality of the foregoing, the Buyer shall take all steps necessary to prepare, promptly file and prosecute all required applications for regulatory approval of the transactions contemplated by this Agreement;

          (f) NOTICES. Notify Acquiree of (i) any fact or circumstance of which the executive officers of Buyer or its subsidiaries have knowledge which would, absent disclosure by Buyer to Acquiree and Acquiree's subsequent consent to such fact or circumstance, not permit Buyer to satisfy the conditions set forth in Section 9(a)(i) of this Agreement, (ii) any breach of any of its covenants and agreements contained herein, and (iii) any material adverse change in its financial condition on a consolidated basis; and

          (g) RANDALLSTOWN PROPERTY. Promptly obtain, at its own expense, a building inspection report ("Inspection Report") and a Phase I environmental study ("Phase I Study") for the Randallstown, Maryland branch property. The Inspection Report and Phase I Study shall be conducted by parties selected by Buyer and approved by Seller, which approval shall not be unreasonably withheld. The results of the Inspection Report and the Phase I Study shall be submitted to both Buyer and Seller and shall be satisfactory to Buyer, in its sole discretion. Provided, however, that in the event Buyer shall deem either the Inspection Report or the Phase I Study, or both, to contain evidence of defects in the property that are unacceptable to Buyer, the Buyer shall, within five (5) business days of receiving the respective written copies thereof, notify Seller in writing describing any objectionable defects. In such event, Seller shall be entitled to cure such defects provided that such cure is effected or, with the Agreement of Buyer, initiated within twenty (20) business days of receiving notice from Buyer. Such cure shall be acceptable to Buyer in Buyer's sole discretion. In the event such cure is unsatisfactory to Buyer or in the event Seller does not attempt to cure any such defect, Buyer shall not be obligated to purchase the Randallstown, Maryland branch property as part of this Agreement, or otherwise, but shall proceed with the Stock Purchase and the remaining transactions contemplated by this Agreement. In such event, the parties shall proceed in good faith to enter into a lease agreement the provisions of which, exclusive of price, shall, in all material respects, be substantially the same as the lease agreement involving the Eldersburg, Maryland branch also entered into as part of this Agreement.


     6. AFFIRMATIVE COVENANTS OF ACQUIREE. Seller and Acquiree covenant and agree that, throughout the period commencing on the date hereof and ending on the date of Closing, except for specific proposed actions or inaction as shall otherwise be consented to in writing by Buyer, Acquiree will for its own part, and Seller will cause the Acquiree to:

          (a) CONDUCT OF BUSINESS. Conduct Acquiree's business, including extensions of credit, only in the ordinary course consistent with past practices and written policies except as may be contemplated by Section 1(a) or any other provision hereof;

          (b)  PRESERVATION OF BUSINESS. Except as may be contemplated by
     Section 1(a) hereof use their best efforts to maintain and preserve Acquiree's business, including, but not limited to, maintaining goodwill and relationships with customers and others having business dealings with Acquiree, preserving and collecting all material claims and causes of action belonging to Acquiree, and maintaining its books of account and other records;

          (c) PROPERTIES. Except as may be contemplated by Section 1(a) hereof maintain and keep Acquiree's properties, both real property and tangible personal property, in as good repair and condition in all material respects as they presently exist, except for depreciation due to ordinary wear and tear and damage due to unavoidable casualty;

          (d) INSURANCE. Maintain in full force and effect all insurance policies presently in effect;

          (e) CONTRACTS, ETC. Except as may be contemplated by Section 1(a) hereof perform all material obligations under agreements, contracts, leases, documents and instruments relating to or affecting Acquiree's assets, properties and business;

          (f) FINANCIAL STATEMENTS. Furnish to Buyer:

               (i) As soon as practicable and in any event within forty-five (45) days after the end of each of the fiscal quarters beginning July 1, 1995 and ending prior to Closing, unaudited statements of operations of Acquiree for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and an unaudited balance sheet of Acquiree as of the end of such quarterly period;

               (ii) As soon as practicable, copies of all such financial statements and reports as it shall send to or file with the OTS or any other banking regulatory authority;

               (iii) Promptly upon any executive officer of Acquiree obtaining knowledge of any condition or event which would constitute a material violation of the terms and conditions of this Agreement or which would constitute a material default under any material indenture, mortgage, agreement or other instrument securing or relating to any indebtedness of Acquiree for borrowed money, a certificate of the Chairman of Acquiree, specifying the nature of such material violation or default and what action Acquiree has taken or is taking or proposes to take with respect thereto;

               (iv) Promptly upon becoming aware that any person has given notice to Acquiree or taken any other action with respect to a claimed violation or default of the type referred to in subsection (iii) of this Subsection (f), a written notice describing the notice given or action taken by such person, the nature of such violation or default and what action Acquiree has taken or is taking or proposes to take with respect thereto; and

               (v) With reasonable promptness, such additional financial data as Buyer may reasonably request;

          (g) LAWS, RULES, ETC. Comply with and perform in all material respects all material obligations and duties imposed upon it by all federal, state, county, local and municipal laws and all rules, regulations, directives, decrees, orders, and ordinances imposed by federal, state, county, local or municipal governmental authorities, including, but not by way of limitation of the above, compliance with examination reports, regulations and rulings of the OTS;

          (h) CORPORATE EXISTENCE. Maintain its existence as a savings bank validly subsisting under the laws of the United States of America;

          (i) NOTICES. Notify Buyer of (i) any fact or circumstance of which the executive officers of Acquiree have knowledge which would, absent disclosure by Acquiree to Buyer and Buyer's subsequent consent to such fact or circumstance, not permit Acquiree to satisfy the conditions set forth in
     Section 10(a)(i) of this Agreement and (ii) any material breach of any of its covenants and agreements contained herein;

          (j) BEST EFFORTS. Use its best efforts to assure, to the extent reasonably within its control, as soon as it is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated by this Agreement. Acquiree shall cooperate with Buyer and shall use its best efforts to do or cause to be done all things reasonably necessary or appropriate on its part in order to fulfill the conditions precedent relating to it set forth in this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing, Acquiree shall:


               (i) cooperate with Buyer in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement;

               (ii) take all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement by its sole shareholder;

               (iii) cooperate with Buyer in making the employees of Acquiree reasonably available for training by Buyer prior to the Effective

          Date, to the extent such training is deemed reasonably necessary by Buyer; and

          (k) COOPERATE IN TRANSFERRING DEPOSIT ACCOUNTS TO BUYER. Acquiree shall cooperate in marketing and promotional efforts directed at Acquiree's depositors and customers for the purpose of inducing them to transfer their existing depository accounts to, and open new accounts with Buyer. Provided, however, that no promotional efforts shall be undertaken prior to the receipt of all regulatory approvals, excluding any statutory waiting periods, contemplated by this Agreement. Any promotional efforts undertaken prior to the Effective Date shall be within Buyer's discretion, subject to Seller's rights as contemplated by this Section 6(k). If Buyer engages in promotional efforts prior to the Effective Date then, notwithstanding the method of calculating the Final Purchase Price, as contemplated by Section 1(d), Buyer shall be responsible for the payment of a premium on the deposits it assumes pursuant to this Agreement, in an amount that is no less than the amount that would result from calculating such premium based on the amount of deposits existing as of the close of business on the day such promotional efforts are first undertaken, it being understood that such day will be deemed to be the first day on which any promotional materials are mailed or any direct advertising or solicitation is first undertaken, whichever occurs first. In the event this Agreement is terminated after Buyer engages in promotional efforts then Buyer shall be responsible for the payment of a premium measured by the amount of decrease, if any, in Acquiree's deposits between the day on which the promotional efforts begin and the close of business on the date of termination. Acquiree shall have the right to review and approve any promotional material directed toward depositors as well as any letter simply advising them of the transactions contemplated by this Agreement.


     7. NEGATIVE COVENANTS OF SELLER AND ACQUIREE. Seller and Acquiree covenant and agree that, throughout the period commencing on the date hereof and ending on the date of Closing, except for proposed specific actions as shall otherwise be consented to in writing by Buyer, they will not (subject to the fiduciary obligations of Seller's and Acquiree's Boards of Directors with respect to Sections 7(b), (d) and (i)):

          (a)  Amend Acquiree's charter or bylaws;

          (b) Issue, sell or otherwise dispose of (or authorize or agree to issue, sell or dispose of) any share of capital stock of Acquiree or any securities or documents convertible into or representing a right or option to purchase any such shares, or enter into any other agreements to issue or sell any shares of capital stock or change the presently outstanding shares of capital stock into a greater or lesser number of shares either by way of a recapitalization, reorganization, consolidation of shares or the like, or by a stock split, stock dividend, or by way of a merger or consolidation;

          (c) Purchase, redeem, retire or otherwise acquire, or hypothecate, pledge or otherwise encumber, any shares of capital stock of Acquiree;

          (d) Merge Acquiree into, consolidate Acquiree with, or permit Acquiree to be purchased or acquired by, any other corporation, entity or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition), or permit (or agree to permit) any other corporation, entity or person to be merged, consolidated or affiliated with Acquiree or be purchased or acquired by it, or, except to realize upon collateral and except for purchases or sales of loans in the ordinary course of its business, permit Acquiree to acquire (or agree to acquire) all or substantially all of the assets of any other corporation, entity or person or except as contemplated by Section 1(a) hereof, sell or dispose (or agree to sell or dispose) all or any substantial part of Acquiree's assets in each case;

          (e) Make, declare or pay any dividend on the Acquiree Stock or declare or make any distribution on any shares of Acquiree's capital stock except as contemplated by the terms of the Agreement;

          (f) Enter into any employment contract, deferred compensation arrangement, or other agreement affecting compensation or benefits, or pay any bonus to, or increase the rate of compensation of any director, officer, employee or consultant of Acquiree other than in the ordinary course;

          (g) Except for the payments of reasonable severance to employees who do not remain with the Acquiree or Seller as of the Closing or within 30 days thereafter enter into or modify (except as may be required by applicable law or to effect the transactions contemplated by this Agreement) any pension, retirement, stock option, stock purchase, severance, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any current or former directors, officers or other employees of Acquiree;

          (h) Except for indebtedness and contingent liabilities incurred in the ordinary course of business (e.g., deposit liabilities, Federal Home Loan Bank advances, or advances from Seller or Seller's affiliates) incur any indebtedness or liability for borrowed money evidenced by notes, bonds, debentures or other similar obligations;

          (i) Solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a material portion of Acquiree's assets (except as contemplated in Section l(a) hereof) or of a substantial equity interest in Acquiree or any business combination with Acquiree and except with respect to transactions contemplated by Section 1(a) hereof Acquiree shall notify Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Acquiree; and Seller and Acquiree shall not permit any officer, director, agent, advisor, or affiliate to do any of the above and shall instruct their respective officers, directors, agents, advisors and affiliates to comply with the above;

          (j) Except in the ordinary course of business, enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset (except as contemplated in Section 1(a) hereof) or engage in a transaction or subject any of Acquiree's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

          (k) Take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

          (l) Enter into any related party transaction involving Acquiree except such related party transactions relating to extensions of credit made in accordance with applicable laws, regulations and rules and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectability or present other unfavorable features;

          (m) Waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which Acquiree is a party, other than the ordinary course of business, consistent with past practice or as otherwise contemplated by the terms of this Agreement;

          (n) Except as is consistent with past practice, enter into, renew, extend or modify any other transaction involving Acquiree and any affiliate;

          (o) Knowingly take any action that would, under any statute, regulation or administrative practice of the Federal Reserve, the FDIC, the state banking regulators, or the OTS, materially or adversely affect the ability to obtain any required approvals for consummation of the transactions contemplated by this Agreement; or

          (p) materially alter or vary Acquiree's methods or policies of buying or selling rights to service mortgage loans.


     8. CONDlTIONS TO THE OBLIGATIONS OF BUYER, SELLER AND ACQUIREE. The Closing shall be expressly conditioned upon the following:

          (a) APPROVAL OF REGULATORY AGENCIES. All required consents and approvals of all regulatory agencies and other authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation the FDIC, OTS and state banking regulators, shall have been granted and obtained, all applicable notice and waiting periods shall have expired or passed, it being expressly understood that no term or provision of any regulatory approval or consent shall have imposed any materially burdensome condition or requirement which is nonstandard for a transaction such as the transaction contemplated by this Agreement and, in the opinion of Buyer, renders consummation of this Agreement, or the transactions contemplated therein or thereby, inadvisable. Provided, however, that no issue concerning federal deposit insurance shall be deemed nonstandard for these purposes;

          (b) SUITS, ACTIONS. No party hereto shall be subject to any action, suit, proceeding, order, decree or injunction of a court or agency of competent jurisdiction which is intended to enjoin or prohibit the consummation of the transaction contemplated by this Agreement; and

          (c) STATUTES, ORDERS. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.


     9. CONDITIONS TO THE OBLIGATIONS OF BUYER. Consummation by Buyer of the transactions contemplated hereby is subject to the following conditions precedent, any of which, however, may be waived, to the extent permitted by applicable law or regulation, by the consent in writing of Buyer.

          (a)  REPRESENTATIONS, WARRANTIES AND COVENANTS.

               (i) The representations and warranties of Seller and Acquiree contained herein (A) shall have been true and correct in all material respects on the date hereof, and (B) other than as disclosed by Acquiree to, and approved by, Buyer in writing prior to or at the Closing, shall be true and correct in all material respects as of the Closing, except as otherwise provided or permitted by this Agreement and except as to any representation or warranty which specifically relates to an earlier date.

               (ii) Acquiree shall have duly performed or complied in all material respects with all covenants, not otherwise waived by Buyer in writing, required by this Agreement to be performed by Acquiree prior to or at the Closing.

               (iii) Buyer shall have received certificates of Seller and Acquiree dated as of the Closing, signed by the Chairman and Chief Financial Officer of each of Acquiree and Seller, certifying in such detail as Buyer may reasonably request the fulfillment of the conditions set forth in Sections 9(a)(i) and (ii) above.

          (b) OPINION OF SPECIAL COUNSEL. All proceedings and legal details incident to this Agreement shall be satisfactory to Buyer based on advice of special counsel for Buyer and Buyer shall have received an opinion reasonably satisfactory to it from Acquiree's counsel dated as of the date of the Closing and addressed to Buyer, to the effect that:

               (i) Acquiree is a savings bank organized and validly subsisting under federal law and has the corporate power and authority to execute, deliver and perform all transactions contemplated by the Agreement and has the corporate power and authority to own and hold its properties as of the Closing.

               (ii) The authorized capital stock of Acquiree consists of 1,000 shares of common stock, par value $10.00 per share ("Acquiree Stock") of which 1,000 shares are issued and outstanding on the Effective Date and no shares are held as treasury shares. Each of the outstanding shares of Acquiree Stock has been validly issued and is fully paid and nonassessable. None of such outstanding shares of Acquiree Stock have been issued in violation of any preemptive rights. To such counsel's actual knowledge, after reasonable investigation, no unissued shares of Acquiree Stock or any other securities of Acquiree are subject to any warrants, options, commitments, preemptive or other rights of any kind or nature, and Acquiree is not obligated to issue any additional shares of capital stock or any other securities of any kind or nature.

               (iii) Seller has the corporate power and authority to execute, deliver and perform all transactions relating to it contemplated by this Agreement.

               (iv) The execution and delivery of the Agreement and performance of all transactions contemplated by the Agreement have been duly authorized by the Boards of Directors of Seller and of Acquiree and do not violate any of the provisions of, or constitute a default under or give any person or party the right to accelerate payment or performance under, the articles of incorporation or bylaws of Seller or Acquiree or to such counsel's actual knowledge, after reasonable investigation, any material agreement, document or instrument to which Acquiree is a party or by which it or any of its properties or assets is bound.

               (v) The Agreement has been duly authorized, executed and delivered by Seller and Acquiree and constitutes valid and binding obligations of Seller and Acquiree enforceable against Seller and Acquiree in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (vi) To the actual knowledge of such counsel, after reasonable investigation, the execution, delivery and performance of the Agreement and the transactions contemplated thereunder by Seller and Acquiree do not violate any provision of federal banking law, regulation or rule applicable to Seller or Acquiree.

               (vii) All consents and approvals of (and filings with) all federal regulatory agencies or other authorities having jurisdiction over the transactions contemplated by this Agreement required by law to have been obtained or made by Seller and Acquiree have been obtained or made; [such opinion to express those agencies or authorities whose approvals have been obtained.]

               (viii) To the actual knowledge of such counsel, after reasonable investigation, there is no action, suit or proceeding pending or threatened against Acquiree before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by the Agreement.

          The opinion of Acquiree's special counsel shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "actual knowledge" as used herein shall have the meaning set forth in the Accord. In addition, such opinion may be limited to present statutes, regulations, rulings, and formal agency and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise after such opinion is rendered. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Seller or Acquiree. In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of Seller or Acquiree and certificates of public officials, so long as such reliance and the facts thereunder are expressly stated.

     Such counsel's opinion shall be limited to matters governed by federal law. With respect to matters involving the application of the law of other jurisdictions, such counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel.

          (c) SUIT, ACTION, ETC. No suit, action or other proceeding shall be pending or directly threatened by any federal, state or other governmental agency, commission or authority having jurisdiction or authority over Seller, Acquiree, or Buyer, or by any other person, in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement and which in the reasonable and good faith judgment of the management of Buyer, in consultation with counsel, is meritorious and adversely affects the prospects of such consummation.

          (d) CLOSING DOCUMENTS. Seller and Acquiree shall have delivered to Buyer (i) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which Acquiree is a party or by which Acquiree or any of its properties are bound; and (ii) such other certificates and documents as Buyer and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as "Acquiree Closing Documents").


     10. CONDITIONS TO THE OBLIGATIONS OF SELLER AND ACQUIREE. Consummation by Seller and Acquiree of the transactions contemplated hereby is subject to the following conditions precedent, any of which, however, may be waived, to the extent permitted by applicable law or regulation, by the consent in writing of Seller and Acquiree.

          (a) REPRESENTATIONS AND WARRANTIES.

               (i) The representations and warranties of Buyer contained herein (A) shall have been true and correct in all material respects on the date hereof, and (B) other than as disclosed by Buyer to, and approved by, Seller and Acquiree in writing prior to or at the Closing, shall be true and correct in all material respects as of the Closing, except as otherwise permitted by this Agreement and except as to any representation or warranty which specifically relates to an earlier date.

               (ii) Buyer shall have duly performed or complied in all material respects with all covenants, not otherwise waived by Seller and Acquiree in writing, required by this Agreement to be performed by Buyer prior to or at the Closing.

               (iii) Seller and Acquiree shall have received a certificate of Buyer dated as of the Closing, signed by the President and the Chief Financial Officer of Buyer, certifying in such detail as Acquiree may reasonably request the fulfillment of the conditions set forth in Sections 10(a)(i) and (ii) above.

          (b) OPINION OF COUNSEL. All proceedings and legal details incident to this Agreement shall be satisfactory to Seller and Acquiree on advice of special counsel and Seller and Acquiree shall have received an opinion reasonably satisfactory to it from Buyer's counsel dated as of the date of the Closing and addressed to Seller and Acquiree to the effect that:

               (i) Buyer is a corporation and is organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power and authority to execute, deliver and perform all transactions contemplated by this Agreement.

               (ii) The execution, delivery and performance of all transactions contemplated by the Agreement have been duly authorized by the Board of Directors of Buyer and do not and will not violate any of the provisions of, or constitute a default under, or give any person or party the right to accelerate payment or performance under the Articles of Incorporation or Bylaws of Buyer or to such counsel's knowledge, after reasonable investigation, any material agreement, document or instrument to which Buyer is a party or by which it or any of its properties or assets is bound.

               (iii) The Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles; and (iii) laws relating to the safety and soundness of insured depository institutions, except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (iv) To the actual knowledge of such counsel, after reasonable investigation, the execution, delivery and performance as of the date of the opinion of the Agreement and the transactions contemplated thereunder by Buyer does not violate any provision of law, regulation, rule, order or decree applicable to Buyer.

               (v) All consents and approvals of (and filings with) all federal or state regulatory agencies or other authorities having jurisdiction over the transactions contemplated by the Agreement required by law for Buyer to have been obtained or made have been obtained or made; such opinion to express those agencies or authorities whose approvals have been obtained or accomplished.

               (vi) To the actual knowledge of such counsel, after reasonable investigation, there is no action, suit or proceeding pending or threatened against Buyer before any federal, state or local court or government authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by the Agreement.

          The opinion of Buyer's special counsel shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "actual knowledge" as used herein shall have the meaning set forth in the Accord. In addition, such opinions may be limited to present statutes, regulation, rulings, and formal agency and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislation or regulatory action, judicial decision or otherwise, after such opinion has been rendered. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement, other than Buyer. In giving such opinion, such counsel officers or directors of Buyer and certificates of public officials, so long as such reliance and the facts thereunder are expressly stated. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the State of Maryland.

          (c) SUIT, ACTION, ETC. No suit, action or other proceeding shall be pending, or directly threatened by any federal, state or other governmental agency, commission or authority having jurisdiction or authority over Seller, Acquiree, or Buyer or by any other person, in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement.

          (d) DEPOSIT INTO PAYMENT FUND. On or prior to the Effective Date, Buyer shall have deposited cash into a payment fund in an amount sufficient to enable Buyer to satisfy its obligations to pay the aggregate consideration under this Agreement.

          (e) CLOSING DOCUMENTS. Buyer shall have delivered to Seller and Acquiree (i) all consents and authorizations necessary to permit this Agreement to be consummated; and (ii) such other certificates and documents as Seller and Acquiree and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as "Buyer Closing Documents").


      11. CERTAIN TAX MATTERS. Seller, Acquiree and Buyer hereby covenant and agree with respect to certain tax matters as follows:

          (a) INTERNAL REVENUE CODE SECTION 338 (h)(10) ELECTION. With respect to the Stock Purchase hereunder, Buyer shall make a timely election Section 338 (g) of the Code and Seller and Buyer shall jointly make an election under Section 338 (h)(10) of the Code (and any corresponding elections under state or local tax laws) (collectively, a "Section 338 (h)(10) Election"). Seller and Buyer shall (i) cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Section 338 (h)(10) Election in accordance with Section 338 of the Code and the temporary regulations thereunder, or any successor provisions, as promptly as practicable following the Closing Date, but not later than the latest date on which such Section 338 (h)(10) Election is permitted to be made, and from time to time thereafter, and
     (ii) Seller and Buyer shall report the Stock Purchase pursuant to this Agreement consistent with Section 338

     (h)(10) Election and shall take no position contrary thereto or inconsistent therewith in any tax return, any discussion with or proceeding before any a taxing authority, or otherwise.

          (b) ALLOCATION OF PURCHASE PRICE. Schedule 11(a) sets forth the tentative allocation (the "Tentative Allocation Schedule") of the purchase price among the assets acquired and liabilities assumed. Buyer, Seller and Acquiree acknowledge that the allocation contained in the Tentative Allocation Schedule is based upon the purchase price calculated in accordance with paragraph l(b). Buyer, Seller and Acquiree further acknowledge that the Final Purchase Price determined in accordance with Paragraph l(d) shall serve as the basis for a final revised allocation (the "Final Allocation Schedule") of the Final Purchase Price among the assets acquired and liabilities assumed by Buyer in connection with this Agreement. All allocations utilized in connection with the determination of the Final Allocation Schedule shall be prepared in accordance with Section 338(h)(10) of the Code and the applicable regulations promulgated thereunder. Seller shall have the right to review the Final Allocation Schedule and Seller and Buyer shall consult and resolve in good faith any issues arising as a result of Seller's review of such schedule. If the parties are unable to resolve any dispute within five business days of the receipt by Seller of the Final Allocation Schedule, the parties shall jointly request an independent accounting firm, selected in the same manner as described in paragraph l(d), to resolve any dispute as promptly as possible, with one half of the cost of such resolution to be borne by each of Seller and Buyer. If such independent accounting firm is unable to make a determination with respect to any dispute prior to the due date for the filing of any required tax return for which such determination is necessary, Buyer and Seller shall file such return without such determination having been made, subject, however, to the parties' obligation thereafter to file amended returns reflecting the final decision by the independent accounting firm. Seller and Buyer (i) shall be bound by the allocation contained in the Final Allocation Schedule for purposes of determining any and all consequences with respect to income taxes associated with the transactions contemplated herein; (ii) shall prepare and file all returns required to be filed with any taxing authority in a manner consistent with such allocations; (iii) shall take no position inconsistent with such allocation in any return, in any discussion with or preceding before any taxing authority, or otherwise. In the event such allocation is disputed by any taxing authority and in the event that the applicable statute of limitations has not expired with respect to either party, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning resolution of such dispute, and no such dispute shall be finally settled or compromised without the mutual consent of Seller and Buyer, which consent shall not be unreasonably withheld.

          (c) RETURNS, INDEMNIFICATION AND LIABILITY FOR TAXES. Seller and Acquiree shall prepare and file or caused to be prepared and filed on a timely basis, without extension, all returns with respect to Acquiree for all taxable periods ending on or before the Effective Date and, subject to the terms and conditions of this Agreement, shall pay and shall indemnify and hold Buyer and each affiliate of Buyer, harmless against and from, on an after-tax basis, (i) all the taxes of Acquiree for all taxable years or periods which end on or before the Effective Date which are not paid prior to the Effective Date and for which adequate reserve was not made; (ii) all taxes of all members of any Affiliated Group which Acquiree is or has been a member prior to the Effective Date; (iii) all taxes of Acquiree due or accrued or subsequently determined to be due through the Effective Date in respect of any taxable year or period commencing before the Effective Date and ending after the Effective Date to the extent that such taxes relate to the period prior to the Effective Date; (iv) all taxes on income or gain for the period up to and including the Effective Date imposed on Buyer by any state or local taxing authority; and (v) Buyer shall prepare and file or cause to be prepared and filed on a timely basis, without extension, all returns and shall pay and shall indemnify and hold Seller and Acquiree harmless against and from, on an after-tax basis, (i) all taxes of Buyer and Acquiree for any taxable year or period commencing after the Effective Date; and (ii) all taxes of Buyer and Acquiree which accrue after the Effective Date and which relate to periods after such date.


     12. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Effective Date, whether before or after the receipt of required approvals only if one or more of the following events shall occur:

          (a) By any party to the Agreement, if the Closing shall not have occurred on or before December 29, 1995, unless the failure to so consummate by such time is due to the breach of this Agreement by the party seeking to terminate, or such later date as shall have been agreed to by the parties hereto (the "Termination Date").

          (b) At any time by the mutual written agreement of the parties hereto.

          (c) Immediately upon the expiration of thirty (30) days from the date that Buyer has given notice to Seller or Acquiree of their material misrepresentation or breach of any warranty or representation or breach in any material respect, individually or collectively, of any covenant or agreement herein; provided, however, that no such termination shall take effect unless it is reasonably evident that Seller or Acquiree cannot or will not fully and completely correct the grounds for termination as specified in the aforementioned notice on or before the date of Closing.

          (d) Immediately upon the expiration of thirty (30) days from the date that Seller or Acquiree has given notice to Buyer of Buyer's material misrepresentation or breach of any warranty or representation or breach in any material respect, individually or collectively, of any covenant or agreement herein; provided, however, that no such termination shall take effect unless it is reasonably evident that Buyer cannot or will not fully and completely correct the grounds for termination as specified in the aforementioned notice on or before the date of Closing.

          (e) By any party who has been informed in writing by the OTS or state regulator that a required approval or consent will not be granted and the time period for all appeals and reconsideration has expired.


     13.  EXPENSES.

          (a) Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby in the event of termination of this Agreement pursuant to Section 12 then this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except as provided in Sections 13(b) and 14 hereof, and except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach of any covenant or willful misrepresentation contained in this Agreement by any other party hereto.

          (b) In the event any party shall default in its obligations hereunder, any non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages (except consequential damages), costs and expenses, including legal, accounting, printing and mailing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder. Any negligent misrepresentation or negligent omission of information which is not material to this Agreement is not grounds for default or rescission of this Agreement.

     14. CONFIDENTIALITY. Any non-public or confidential information disclosed by either Seller or Acquiree or by Buyer to the other parties pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing party to be non-public or confidential, or which by the context thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained or created hereunder by any party shall be returned as soon as practicable after any termination of this Agreement.


     15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. No representation, warranty or covenant contained in this Agreement, or in any exhibit, certificate or other instrument referred to in this Agreement, and which are delivered or made pursuant to this Agreement (or in connection with any transaction contemplated by this Agreement) shall survive the Closing except for the provisions of Sections 1, 14, and 16 hereof.

     16.  CERTAIN POST-MERGER AGREEMENTS. The parties hereto agree that:


          (a)  EMPLOYEES.

               (i) On or before the Effective Date Buyer shall negotiate individual employment agreements and arrangements with those of Acquiree's employees that Buyer proposes to employ on an "at will" basis or otherwise. Seller shall then notify each employee of Acquiree that Buyer has not arranged to employ that it will offer to employ such person or that their employment with Acquiree is terminated, as Seller deems appropriate. Seller shall, if it so chooses, pay termination benefits, as determined solely by Seller or Acquiree, to each person who is terminated. Any employee who is employed by Buyer but who is subsequently terminated within ninety (90) days of the Effective Date may likewise be paid such termination benefits by Seller if, and to the extent determined by Seller. Nothing in this Agreement shall obligate or require Buyer to hire or employ any of Seller's or Acquiree's employees or to assume responsibility for any vested benefit or claim, right or entitlement of any employee of Acquiree or Seller relating to the period of employment preceding the Effective Date.

          (b) INDEMNIFICATION OF BUYER. On and after the Effective Date, Seller shall indemnify, defend and hold harmless all former and then existing directors, officers, employees and agents of Buyer and each subsidiary of Buyer against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of Seller, which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation based in whole or in part or arising in whole or in part due to the operation of Acquiree's business prior to the Effective Date. The foregoing shall be deemed to encompass, but shall not be limited to any loss claim, action, suit, proceeding or investigation concerning or resulting from: (i) the failure or alleged failure of any individual retirement account, Keogh plan account or other depository account maintained by Acquiree prior to the Effective Date to comply with applicable laws and regulations; (ii) any employment related claim by any person employed or claiming to have been employed by Acquiree prior to the Effective Date unless such claim is based wholly on facts or events which relate to the period after the Effective Date; and
     (iii) with respect to mortgage servicing rights being transferred by Seller pursuant to this Agreement, any failure by Acquiree, prior to the Effective Date, to comply with any applicable provision of any Mortgage Servicing Agreement including any covenant, representation, warranty or any applicable documentation requirement, regulation, directive, bulletin or users guide related thereto.

          (c) INDEMNIFICATION OF SELLER. On and after the Effective Date, Buyer shall indemnify, defend and hold harmless all former and then existing directors, officers, employees and agents of Seller and Acquiree and each subsidiary of Seller against all losses, claims, damages, costs, expenses, liabilities or judgements or amounts that are paid in settlement (with the approval of Buyer which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation based in whole or in part or arising in whole or in part due to the operation of the business of Acquiree subsequent to the Effective Date. The foregoing shall be deemed to encompass, but shall not be limited to, any loss, claim, action, suit, proceeding or investigation concerning or resulting from (i) the failure or alleged failure of any individual retirement account, Keogh plan account or other depository account maintained by Acquiree subsequent to the Effective Date to comply with applicable laws and regulations; (ii) any employment related claim by any person employed or claiming to have been employed by Acquiree or Buyer subsequent to the Effective Date unless such claim is based wholly on facts or events which relate to the period before the Effective Date; (iii) with respect to mortgage servicing rights being transferred by Seller pursuant to this Agreement, any failure by Acquiree or Buyer, subsequent to the Effective Date, to comply with any applicable provision of any Mortgage Servicing Agreement including any covenant, representation, warranty or any applicable documentation requirement, rule, regulation, directive, bulletin or users guide related thereto.

          (d) FDIC INSURANCE PREMIUM ADJUSTMENTS APPLIED RETROACTIVELY. Any adjustment in the deposit insurance premium, excluding any special assessment to recapitalize the federal deposit insurance fund, applied by the FDIC to Acquiree's deposits subsequent to the date hereof shall be allocated to either Buyer or Seller depending on the time period of coverage involved in relation to the Effective Date. By way of illustration, any adjustment relating to the period prior to the Effective Date shall be the Seller's responsibility, or benefit, depending on whether such adjustment comprises an increase, or decrease, respectively. Likewise any adjustment relating to the period on or subsequent to the Effective Date shall be the Buyer's responsibility, or benefit, depending on whether such adjustment comprises an increase, or decrease, respectively. Seller and Acquiree shall be responsible for paying any special assessment to recapitalize the federal deposit insurance fund unless (i) the assessment is levied after November 30, 1995, regardless of when federal legislation relating thereto is enacted into law or what date is chosen in such law for purposes of determining deposit levels; and (ii) the Stock Purchase is consummated, in which case Buyer shall be responsible for paying such assessment.


     17. ENTIRE AGREEMENT. This Agreement, and all exhibits and schedules attached hereto, embody the entire agreement among the parties hereto with respect to the matters agreed to herein. All prior negotiations, discussions and agreements by and among the parties hereto with respect to matters agreed to in this Agreement, or the exhibits or schedules hereto, are hereby superseded and shall have no force or effect.


     18. PUBLICITY. The content and timing of all publicity and announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to joint consultation and approval of the parties hereto, subject, however, to the legal obligations applicable to public companies.

     19. AMENDMENT AND WAIVER. Neither this Agreement, nor any term, covenant, condition or other provision hereof, may be amended, modified, supplemented, waived, discharged or terminated except by a document in writing signed by responsible officers and duly authorized by the respective boards of directors of the parties hereto.


     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland except to the extent that federal law is controlling.


     21. COMMUNICATIONS. All notices, claims, requests, demands, consents and other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, sent by recognized overnight delivery service, sent by certified or registered mail, postage prepaid, return receipt requested, or by confirmed telecopy as follows:
          (a)  IF TO BUYER, to:

               Frank W. Neubauer, President
               MONOCACY BANCSHARES, INC.
               222 East Baltimore Street
               Taneytown, MD  21787

or to such other person or place as shall be designated to Seller and Acquiree in writing, and with a copy to:

               Paul A. Adams, Esquire
               SHUMAKER WILLIAMS, P.C.
               3425 Simpson Ferry Road
               Camp Hill, PA  17011
               Phone:    (717) 763-1121
               Fax:      (717) 763-7419

          (b)  IF TO SELLER AND ACQUIREE, to:

               Thomas E. Hales, President
               U.S.B. HOLDING CO., INC.
               100 Dutch Hill Road
               Orangeburg, NY  10962

or to such other person or place as shall be designated to buyer in writing, and with a copy to:

               Daniel P. Weitzel, Esquire
               ELIAS, MATZ, TIERNAN  HERRICK L.L.P.
               12th Floor
               734 15th Street NW
               Washington, DC  20005
               Phone:    (202) 347-0300
               Fax:      (202) 347-2172

Any such notice or other communication so addressed shall be deemed to have been received by the addressee (i) if hand-delivered or sent by overnight delivery, on the next business day following the date so delivered or sent, (ii) if sent by registered or certified mail, five (5) business days following the date sent, or (iii) if sent by telecopy, upon verbal telephone confirmation of receipt thereof by an individual authorized to accept telecopy communications at the above-specified telecopy number as of the date of such receipt or confirmation.

     22. SUCCESSORS AND ASSIGNS. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

     23. HEADINGS, ETC. The headings of the Sections and Subsections of this Agreement have been inserted for convenience only and shall not be deemed to be a part of this Agreement.

     24. SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

     25. NO THIRD PARTY BENEFICIARY. Except as expressly provided for herein, nothing in this Agreement is intended to confer upon any person who is not a party hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     26. COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     27. FURTHER ASSURANCES. Each party will execute and deliver such instruments and take such other actions as the other party hereto may reasonably request in order to carry out the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed, as of the date set forth above.


ATTEST:                                      MONOCACY BANCSHARES, INC.


By: /s/                                      By: /s/ Frank W. Neubauer
   -----------------------------------          -------------------------------
                                                Frank W. Neubauer, President


ATTEST:                                      U.S.B. HOLDING COMPANY, INC.


By: /s/                                       By: /s/ Thomas E. Hales
   ------------------------------------         -------------------------------
                                                Thomas E. Hales, Chairman
                                                  of the Board, President
                                                  and Chief Executive
                                                  Officer


ATTEST:                                      ROYAL OAK SAVINGS BANK, FSB


By: /s/                                      By: /s/ Thomas E. Hales
   -----------------------------------          -------------------------------
                                                Thomas E. Hales, Chairman
                                                  of the Board and Chief
                                                  Executive Officer

                         ROYAL OAK SAVINGS BANK, F.S.B.
                 STOCK PURCHASE AGREEMENT DATED AUGUST 25, 1995
                                  SCHEDULE 1(a)
                                EXCLUDABLE ASSETS


                                                                        PAGE 1

--------------------------------------------------------------------------------


                                                                 Book Value
                                                                   as of
                                                              December 31, 1995
                                                              -----------------

CASH:

Due from Bank - Time Accounts  (listing attached)               $   886,101.21

Due from Bank - Demand - IBAA                                   $    52,920.00

INVESTMENTS AND RELATED RECEIVABLES (listing attached)          $20,644,103.50

FEDERAL FUNDS SOLD - USB                                        $(1,415,225.55)


LOANS:

Credit Cards (including unused lines) (listing attached)        $    37,563.42

Commercial Mortgages (listing attached)                         $ 1,683,913.00

Residential Mortgage Loans (listing attached)                   $16,538,918.81

Home Equity Loans (including unused lines)                      $ 3,557,114.33
  (listing attached)

Installment Loans (listing attached)                            $   288,998.16

Less:  Allowance for Loan Losses                                   (318,820.18)
                                                                --------------

                                                                $21,787,687.54


(1) Excludes 5% FHLMC participation in the amount of $96,948.60 that will be retained by Royal Oak.

                         ROYAL OAK SAVINGS BANK, F.S.B.
                 STOCK PURCHASE AGREEMENT DATED AUGUST 25, 1995
                                  SCHEDULE 1(a)
                                EXCLUDABLE ASSETS


                                                                         PAGE 2
--------------------------------------------------------------------------------

FIXED ASSETS:

Building & Property located at 1350 Liberty Road                $   356,878.00

Less:  Accumulated Depreciation                                     (45,556.00)
                                                                --------------
                                                                    311,322.00

Furniture & Equipment (net) (listing attached)                  $     4,611.00


OTHER ASSETS:

Accrued Interest Receivable (listing attached)                  $   269,033.47

Reimbursable foreclosure related expense                        $     7,514.69


EXCLUDABLE LIABILITIES:

Other Liabilities - Escrow balances loans servicing purchased   $     7,841.54

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                  SCHEDULE 1(a)
                               EXCLUDABLE F.F.&E.

--------------------------------------------------------------------------------

                                                                NET BOOK
                                                                  VALUE
                                                                  AS OF
                                                             DECEMBER 31, 1995
                                                             -----------------

CREDIT CARD OFFICE

1 - Executive Chair
                                                                  $     497
2 - Side Chairs

CREDIT CARD OFFICE

1 - Personal Computer and
     associated Printer                                               2,216

EXECUTIVE VICE PRESIDENT OFFICE

Contura Notebook                                                      1,898


2 - Desks (Executive Officer's Offices)                                   0

1 - Four Drawer File (Ron Moss Office)                                    0

4 - Three Drawer File Cabinets (Credit Card Office)                       0

1 - Photocopier (Credit Card Dept.)                                       0

1 - Conference Table (Credit Card Dept.)                                  0

6 - Side Chairs (Credit Card Dept.)                                       0
                                                                  ---------

                                                                  $   4,611
                                                                  ---------

                         ROYAL OAK SAVINGS BANK, F.S.B.
                 STOCK PURCHASE AGREEMENT DATED AUGUST 25, 1995
                                  SCHEDULE 1(b)
                           PURCHASE PRICE CALCULATION
                             AS OF DECEMBER 31, 1995
                                     SUMMARY

--------------------------------------------------------------------------------


                                                    Current            Adjustments for     Acquired
                                                    Balance              Transaction         Value
                                                    -------            ---------------     ---------
Category
--------
Assets:
Cash and cash items                              $45,210,824.71         $      -        $ 45,210,824.71
Passbook and overdraft
   loans (5)                                         352,210.45         $      -             352,210.45

FHLB Stock                                           226,800.00                              226,800.00
FHLMC 5% participation                                96,948.60                -              96,948.60
Mortgage Servicing Rights (5):
  Sold to FHLMC ($23,825mm)
  On-Balance Sheet Loans
    ($16,218mm)
    Total Servicing
      ($40,043mm)                                          -             281,943.00 (3)      281,943.00

Property:
  Personal Property (6)                               43,998.21                -              43,998.21
  Randallstown Real
   Property (6)                                      465,660.14           45,389.86 (1)      511,050.00
  Certain Other Assets (5)                           343,963.16                -             343,963.16
                                                  -------------       -------------       -------------

    Total Assets                                  46,740,396.27          327,332.86       47,067,729.13

Deposits (Including
  escrows) (5)                                    42,329,079.87        3,595,932.00 (2)   38,733,147.87
                                                                                    (8)
Certain Other Liabilities                            511,016.41                -             511,016.41
  (5)                                             -------------       -------------       -------------
Net Assets Acquired (7)                          $ 3,900,299.99       $3,923,264.86      $ 7,823,564.85
                                                  -------------       -------------       -------------


(1) Excess of agreed price over book value ($59,339.86), less amount of agreed "repair" credit $13,950.00.

(2)  8.5% of deposits.

(3)  .7041% of serviced balances.

(4)  Aggregate premium:
         Deposits          $ 3,595,932.00
         Servicing             281,943.00
         Randallstown           45,389.86
                           --------------
                           $ 3,923,264.86
                           --------------

(5) Current balance per December 31, 1995 general ledger trial balance. In the case of other assets and liabilities only applicable items are included.

(6)  Current balance per fixed asset records.

(7) Current balance per December 31, 1995 general ledger trial balance. Represents common stock, surplus and undivided profits.

(8)  Excludes premium on $24,000 of escheatable deposits.

                         ROYAL OAK SAVINGS BANK, F.S.B.
                             STOCK PURCHASE AGREEMENT
                                  SCHEDULE 3(d)
                              CERTAIN DEVELOPMENTS
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                      NONE

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (e)
              TAX RETURNS NOT FILED, ACCRUALS NOT MADE, EXTENSIONS,
                             ASSESSMENTS OR WAIVERS
                               AS OF THE CLOSING,
                               DECEMBER 29, 1995


--------------------------------------------------------------------------------


                                      NONE

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (f)
                    MATERIAL LEGAL OR ADMINISTRATIVE ACTIONS,
                               SUITS, CLAIMS, ETC.
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                      NONE

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (g)
                                    BROKERAGE
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                      NONE

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (h)
                                   PROPERTIES
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



There are no disclosures required to be made pursuant to this schedule 3 (h).

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (i)
                              NON-COMPLIANCE ISSUES
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NONE, except with respect to certain Share Loans and Money Magic loans - see schedule 3(y).

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (j)
                         CONTRACTS AND COMMITMENTS, ETC.
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


     - Royal Oak Savings Bank, F.S.B. has entered into a contract with AT&T Global Information Solutions in which AT&T provides data processing services.


     - Royal Oak Savings Bank, F.S.B. has entered into a contract with Internet, Inc. for ATM service.


     - Royal Oak Savings Bank, F.S.B. has entered into a contract to provide VISA card service to the Ancient Free and Accepted Masons of Maryland(1).


     - Royal Oak Savings Bank, F.S.B. has entered into a contract to provide VISA card service to the Free and Accepted Masons of New Hampshire(1).


     - Royal Oak Savings Bank, F.S.B. has entered into a contract with IBAA Bancard in which IBAA Bancard processes credit card activity(1).



          See schedule 3(x).




(1) To be retained by seller, and subsequently assigned to Union State Bank, or cancelled.

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (k)
                                    INSURANCE
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          See attached listing included in Schedule 3(K) as included in the Stock Purchase Agreement dated August 25, 1995.

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (l)
                                  NO GUARANTEES
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                            None, see schedule 3(ee)

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                  SCHEDULE 3(q)
                                EMPLOYEE BENEFITS
                                AS OF THE CLOSING,
                                DECEMBER 29, 1995


--------------------------------------------------------------------------------



-  Medical Insurance:                   Empire BlueCross and BlueShield

-  Short-Term Disability:               The First Rehabilitation Insurance
                                        Company of America

-  Long-Term Disability:                Provident Life and Casualty
                                        Insurance Company

-  Life Insurance:                      C.U. Life Insurance Company
                                        of New York



   All contracts have been or will be cancelled as of December 31, 1995.

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (r)
                                 LABOR MATTERS
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                      NONE

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (s)
                              ENVIRONMENTAL MATTERS
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                      NONE

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (v)
                      FINANCIAL INSTITUTIONS BOND - CLAIMS
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                      NONE

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3 (aa)
               LIST OF TRADEMARKS, COPYRIGHTS, ALL LICENSES, ETC.
                                AS OF THE CLOSING
                                DECEMBER 29, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                         Royal Oak Savings Bank, F.S.B.


      The above is based on common usage and is not a registered trademark.

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                  SCHEDULE 3(x)
                             NON-ASSUMABLE CONTRACTS
                               AS OF THE CLOSING,
                                DECEMBER 29, 1995


--------------------------------------------------------------------------------



     -    AT&T Global Information Solutions
          - Data Processing
          - Subject to cancellation penalties (1)

     -    Internet, Inc.
          - ATM Participant Service Agreement
            Includes: Internet sponsored Plus access, VISA Net
                      access and authorization processor





(1) AT&T has agreed to continue this contract and Buyer will make any arrangements necessary directly with AT&T.

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                  SCHEDULE 3(y)
                                 LOAN EXCEPTIONS
                               AS OF THE CLOSING,
                                DECEMBER 29, 1995


--------------------------------------------------------------------------------




None, except as follows:

                                   Loan No.                Loan Balance*
                                   --------                -------------
SHARE LOANS
                               01-91-0000131                 $10,709
                               01-91-0000200                   2,250
                               01-91-0021129                   2,007
                               01-91-0021134                   4,051
                               01-91-0021135                   1,227
                               01-91-0021138                   3,441
                               01-91-0021161                   5,385
                               01-91-0021162                   6,932
                               01-91-0021163                   2,927
                               01-91-0021164                  81,000
                               01-91-0030851                  17,500
                                                            --------

                                        Total               $137,429
                                                            --------

MONEY MAGIC

                                  10006                     $    992
                                  10019                            0
                                  10024                            0
                                  10025                          451
                                  10026                            0
                                  10027                          504
                                  10028                            0
                                  10029                            0
                                  10031                            0
                                  10033                            0
                                  10036                          451
                                                            --------
                                        Total                $ 2,398
                                                            --------

* - AMOUNTS AS OF DECEMBER 26, 1995

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3(ee)
                         POWERS OF ATTORNEY, GUARANTEES
                               AS OF THE CLOSING,
                                DECEMBER 29, 1995

--------------------------------------------------------------------------------



     None, except for the guarantee of 131 (1) residential mortgage loans with unpaid principal balances totalling $1,852,136 which were sold to FHLMC.



     (1) Amount is as of December 22, 1995.

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 3(ff)
                         MORTGAGE SERVICING AGREEMENTS
                           EXCEPTIONS, DEFAULTS, ETC.
                               AS OF THE CLOSING,
                                DECEMBER 29, 1995


--------------------------------------------------------------------------------



                                      NONE

                         ROYAL OAK SAVINGS BANK, F.S.B.
                            STOCK PURCHASE AGREEMENT
                                 SCHEDULE 11(a)
                      TENTATIVE PURCHASE PRICE ALLOCATION
                               AS OF THE CLOSING,
                                DECEMBER 29, 1995
                         Amounts Presented in Thousands


--------------------------------------------------------------------------------


Buyer expects to allocate amounts to assets acquired and liabilities assumed based on Acquiree's respective book values with the following exceptions:


          Mortgage Servicing Rights                        $  283
          Randallstown Real Property Premium                   45
          Deposit Premium                                   3,570
                                                           ------

              Total Premium Applied                        $3,898
                                                           ------